Exhibit 99.1

Supermicro Announces Fourth Quarter and Full Year Fiscal Year 2023
Financial Results

SAN JOSE, Calif. -- August 8, 2023 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Provider for Cloud, AI/ML, Storage, and 5G/Edge, today announced fourth quarter and full-year financial results for fiscal year 2023 ended June 30, 2023.

Fourth Quarter of Fiscal Year 2023 Highlights

•Net sales of $2.18 billion versus $1.28 billion in the third quarter of fiscal year 2023 and $1.64 billion in the same quarter of last year.

•Gross margin of 17.0% versus 17.6% in the third quarter of fiscal year 2023 and 17.6% in the same quarter of last year.

•Net income of $194 million versus $86 million in the third quarter of fiscal year 2023 and $141 million in the same quarter of last year.

•Diluted net income per common share of $3.43 versus $1.53 in the third quarter of fiscal year 2023 and $2.60 in the same quarter of last year.

•Non-GAAP diluted net income per common share of $3.51 versus $1.63 in the third quarter of fiscal year 2023 and $2.62 in the same quarter of last year.

•Cash flow used in operations for the fourth quarter of fiscal year 2023 of $9 million and capital expenditures of $8 million.

Non-GAAP gross margin for the fourth quarter of fiscal year 2023 was 17.1%, which adds back stock-based compensation expense of $1 million. Non-GAAP diluted net income per common share for the fourth quarter of fiscal year 2023 was $3.51, with adjustments for stock-based compensation expenses of $13 million, net of the related tax effects of $5 million.

As of June 30, 2023, total cash and cash equivalents was $440 million and bank debt was $290 million.

“Supermicro’s record revenue and 37% year-over-year growth for fiscal year 2023 validates our global leadership position in AI accelerated compute platforms,” said Charles Liang, President and CEO of Supermicro. “We continue to see unprecedented demand for AI and other advanced applications requiring optimized rack-scale solutions. We are in a great position to continue our growth momentum given our record new design wins, customers, and backlog for our best-in-class rack-scale Total AI & IT Solutions.”

Fiscal Year 2023 Summary
Net sales for the fiscal year ended June 30, 2023, were $7.12 billion versus $5.20 billion for the fiscal year ended June 30, 2022. Net income for fiscal year 2023 was $640 million, or $11.43 per diluted share, versus $285 million, or $5.32 per diluted share, for fiscal year 2022. Non-GAAP net income for fiscal year 2023 was $673 million, or $11.81 per diluted share, versus $311 million, or $5.65 per diluted share, for fiscal year 2022. Non-GAAP net income for fiscal year 2023 adds back stock-based compensation expense of $54 million and litigation recovery of $4 million, net of the related tax effects of $17 million.

Business Outlook and Management Commentary
For the first quarter of fiscal year 2024 ending September 30, 2023, the Company expects net sales of $1.90 billion to $2.20 billion, GAAP net income per diluted share of $2.02 to $2.80 and non-GAAP net income per diluted share of $2.75 to $3.50. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 14.7% and 15.4%, respectively, and a fully diluted share count of 56 million shares for GAAP and fully diluted share count of 57 million shares for non-GAAP. The outlook for Q1 of fiscal year 2024 GAAP net income per diluted share includes approximately $44 million in expected stock-based compensation expense and other expenses, net of related tax effects of $9 million, which are excluded from non-GAAP net income per diluted share.

For fiscal year 2024 ending June 30, 2024, the Company expects net sales of $9.5 billion to $10.5 billion.

Conference Call and Webcast Information
Supermicro will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its fourth quarter and full-year fiscal 2023 financial results. Those wishing to access the live webcast may use the following link:
https://events.q4inc.com/attendee/910502687

The conference call can be accessed by registering online at:
https://conferencingportals.com/event/AcFjVwZF

After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.

A replay of the webcast will be available shortly after the call on the Company’s investor relations website (https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the first quarter of fiscal year 2024 and full year fiscal 2024 guidance; demand for AI and other advanced applications; and the Company's position to continue growth. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022, and Quarterly Reports on Form 10-Q filed thereafter.

Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses and other expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses, litigation settlement costs, special performance bonuses and litigation expense (recovery), adjusted for the related tax effects. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of GAAP gross margin to non-GAAP gross margin and from GAAP diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming into a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power, and chassis products. The products are designed and manufactured in-house (in US, Taiwan, and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact:
Nicole Noutsios

email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	June 30,	June 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$440,459	$267,397
Accounts receivable, net of allowance for credit losses	1,148,259	834,513
Inventories	1,445,564	1,545,606
Prepaid expenses and other current assets	145,144	158,799
Total current assets	3,179,426	2,806,315
Property, plant and equipment, net	290,240	285,972
Deferred income taxes, net	162,654	69,929
Other assets	42,409	42,861
Total assets	$3,674,729	$3,205,077
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$776,831	$655,403
Accrued liabilities	163,865	212,419
Income taxes payable	129,166	41,743
Short-term debt	170,123	449,146
Deferred revenue	134,667	111,313
Total current liabilities	1,374,652	1,470,024
Deferred revenue, non-current	169,781	122,548
Long-term debt	120,179	147,618
Other long-term liabilities	37,947	39,140
Total liabilities	1,702,559	1,779,330
Stockholders’ equity:
Common stock and additional paid in capital	538,352	481,741
Accumulated other comprehensive income	639	911
Retained earnings	1,433,014	942,923
Total Super Micro Computer, Inc. stockholders’ equity	1,972,005	1,425,575
Noncontrolling interest	165	172
Total stockholders’ equity	1,972,170	1,425,747
Total liabilities and stockholders’ equity	$3,674,729	$3,205,077

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2023	2022	2023	2022
Net sales	$2,184,861	$1,635,460	$7,123,482	$5,196,099
Cost of sales	1,813,165	1,348,116	5,840,470	4,396,098
Gross profit	371,696	287,344	1,283,012	800,001
Operating expenses:
Research and development	84,802	70,790	307,260	272,273
Sales and marketing	31,905	24,186	115,025	90,126
General and administrative	28,234	27,155	99,585	102,435
Total operating expenses	144,941	122,131	521,870	464,834
Income from operations	226,755	165,213	761,142	335,167
Other income, net	2,005	3,973	3,646	8,079
Interest expense	(3,509)	(2,928)	(10,491)	(6,413)
Income before income tax	225,251	166,258	754,297	336,833
Income tax provision	(31,302)	(25,760)	(110,666)	(52,876)
Share of (loss) income from equity investee, net of taxes	(380)	324	(3,633)	1,206
Net income	$193,569	$140,822	$639,998	$285,163
Net income per common share:
Basic	$3.67	$2.70	$12.09	$5.54
Diluted	$3.43	$2.60	$11.43	$5.32
Weighted-average shares used in calculation of net income per common share:
Basic	52,679	52,111	52,925	51,478
Diluted	56,505	54,260	55,970	53,615

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended June 30,		Years Ended June 30,
	2023	2022	2023	2022
Cost of sales	$989	$498	$4,574	$1,876
Research and development	7,187	4,447	30,736	16,571
Sales and marketing	1,128	541	4,599	2,058
General and administrative	3,482	3,398	14,524	12,311
Stock-based compensation expense	$12,786	$8,884	$54,433	$32,816

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Years Ended June 30,
	2023	2022
Net cash provided by (used in) operating activities	$663,580	$(440,801)
Net cash used in investing activities	(39,486)	(46,282)
Net cash (used in) provided by financing activities	(448,293)	522,871
Effect of exchange rate fluctuations on cash	(3,400)	(678)
Net increase in cash, cash equivalents and restricted cash	172,401	35,110
Cash, cash equivalents and restricted cash at the beginning of the year	268,559	233,449
Cash, cash equivalents and restricted cash at the end of the year	$440,960	$268,559

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022
GAAP GROSS PROFIT	$371,696	$287,344	$1,283,012	$800,001
Stock-based compensation	989	498	4,574	1,876
Other expenses	—	—	—	295
NON-GAAP GROSS PROFIT	$372,685	$287,842	$1,287,586	$802,172

GAAP GROSS MARGIN	17.0%	17.6%	18.0%	15.4%
Stock-based compensation	0.1%	0.0%	0.1%	0.0%
Other expenses	—%	—%	—%	0.0%
NON-GAAP GROSS MARGIN	17.1%	17.6%	18.1%	15.4%

GAAP OPERATING EXPENSES	$144,941	$122,131	$521,870	$464,834
Stock-based compensation	(11,797)	(8,386)	(49,859)	(30,940)
Litigation settlement costs	—	—	—	(2,000)
Special performance bonuses	—	—	—	(158)
Litigation (expense) recovery	—	(234)	3,770	(4,367)
NON-GAAP OPERATING EXPENSES	$133,144	$113,511	$475,781	$427,369

GAAP INCOME FROM OPERATIONS	$226,755	$165,213	$761,142	$335,167
Stock-based compensation	12,786	8,884	54,433	32,816
Litigation settlement costs	—	—	—	2,000
Special performance bonuses	—	—	—	453
Litigation expense (recovery)	—	234	(3,770)	4,367
NON-GAAP INCOME FROM OPERATIONS	$239,541	$174,331	$811,805	$374,803

GAAP OPERATING MARGIN	10.4%	10.1%	10.7%	6.5%
Stock-based compensation	0.6%	0.6%	0.8%	0.6%
Litigation settlement costs	—%	—%	—%	0.0%
Special performance bonuses	—%	—%	—%	0.0%
Litigation expense (recovery)	—%	0.0%	(0.1)%	0.1%
NON-GAAP OPERATING MARGIN	11.0%	10.7%	11.4%	7.2%

GAAP TAX EXPENSE	$31,302	$25,760	$110,666	$52,876
Adjustments to tax provision	5,304	4,137	17,267	13,721
NON-GAAP TAX EXPENSE	$36,606	$29,897	$127,933	$66,597

GAAP NET INCOME	$193,569	$140,822	$639,998	$285,163

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022
Stock-based compensation	12,786	8,884	54,433	32,816
Litigation settlement costs	—	—	—	2,000
Special performance bonuses	—	—	—	453
Litigation expense (recovery)	—	234	(3,770)	4,367
Adjustments to tax provision	(5,304)	(4,137)	(17,267)	(13,721)
NON-GAAP NET INCOME	$201,051	$145,803	$673,394	$311,078

GAAP NET INCOME PER COMMON SHARE – BASIC	$3.67	$2.70	$12.09	$5.54
Impact of NON-GAAP adjustments	0.15	0.10	0.63	0.50
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$3.82	$2.80	$12.72	$6.04

GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.43	$2.60	$11.43	$5.32
Impact of NON-GAAP adjustments	0.08	0.02	0.38	0.33
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.51	$2.62	$11.81	$5.65

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	52,679	52,111	52,925	51,478
BASIC – NON-GAAP	52,679	52,111	52,925	51,478

DILUTED – GAAP	56,505	54,260	55,970	53,615
DILUTED – NON-GAAP	57,222	55,611	57,027	55,025

Non-GAAP diluted net income per common share for the third quarter of fiscal year 2023 was $1.63, with adjustments for stock-based compensation expenses of $14 million and $2 million litigation expense recovery, net of the related tax effects of $4 million.